Exhibit 99.1

Compass Diversified Reports First Quarter 2024 Financial Results

Westport, Conn., May 1, 2024 – Compass Diversified (NYSE: CODI) (“CODI” or the “Company”), an owner of leading middle market businesses, announced today its consolidated operating results for the three months ended March 31, 2024.

“We started 2024 on a strong note especially when you look at the performance of our Branded Consumer businesses, which only underscores the effectiveness of our well-defined, strategic pivot to own and manage companies at the forefront of innovation and disruptive growth,” said Elias Sabo, CEO of Compass Diversified. “Lugano Diamonds and BOA both had great first quarters and The Honey Pot Co., a company we only acquired in the first quarter, is already integrated with a newly appointed, world-class, board of directors, and we are looking forward to the rest of the year. Given our first quarter results and the momentum we see in many of our businesses, we are feeling optimistic and raising our outlook.”
First Quarter 2024 Financial Summary vs. Same Year-Ago Period (where applicable)
•Net sales up 8% to $524.3 million and up 4% on a pro forma basis.
•Branded Consumer net sales up 11% on a pro forma basis to $375.4 million.
•Industrial net sales down 10% to $159.6 million.
•Income from continuing operations of $2.4 million vs. $1.6 million.
•Net income of $5.8 million vs. $109.6 million, primarily due to the $98.0 million gain on the sale of Advanced Circuits in February 2023.
•Adjusted Earnings, a non-GAAP financial measure, was up 73% to $34.3 million vs. $19.8 million.
•Adjusted EBITDA, a non-GAAP financial measure, was up 28% to $94.8 million.
•Paid a first quarter 2024 cash distribution of $0.25 per share on CODI's common shares in April 2024.

Recent Business Highlights
•On April 30, 2024, CODI announced the divestiture of Crosman Corporation, the air gun division of its subsidiary, Velocity Outdoor.
•On April 18, 2024, The Honey Pot Co., a subsidiary of CODI and a leading, better-for-you feminine care brand, announced the appointment of three new female members to their Board of Directors.
•On March 5, 2024, CODI announced the appointment of Joshua Gaynor as President of Lugano Diamonds.
•On February 1, 2024, CODI announced the completion of its partnership with leading, better-for-you feminine care brand, The Honey Pot Co., for an enterprise value of $380 million.
First Quarter 2024 Financial Results
Net sales in the first quarter of 2024 were $524.3 million, up 8% compared to $483.9 million in the first quarter of 2023. This was driven by a 61% increase in Lugano net sales and the acquisition of The Honey Pot Co. On a pro forma basis, assuming CODI had acquired The Honey Pot Co. on January 1, 2023, net sales were up 4%.

On a pro forma basis, Branded Consumer net sales increased 11% to $375.4 million compared to the first quarter of 2023.
Industrial net sales decreased 10% to $159.6 million compared to the first quarter of 2023.
Operating income for the first quarter of 2024 was $38.6 million compared to $34.6 million in the first quarter of 2023. Operating income in the first quarter of 2024 reflected higher SG&A from the acquisition of The Honey Pot Co., as well as an $8.2 million non-cash impairment expense associated with Velocity Outdoor.
Income from continuing operations in the first quarter of 2024 increased 51% to $2.4 million compared to $1.6 million in the first quarter of 2023.
Net income in the first quarter of 2024 was $5.8 million compared to $109.6 million in the first quarter of 2023, reflecting the $98.0 million gain on the sale of Advanced Circuits in February 2023.
Adjusted Earnings (see “Note Regarding Use of Non-GAAP Financial Measures” below) for the first quarter of 2024 increased 73% to $34.3 million compared to $19.8 million a year ago. CODI's weighted average number of shares outstanding in the first quarter of 2024 was 75.27 million compared to 72.18 million in the prior year first quarter.
Adjusted EBITDA (see “Note Regarding Use of Non-GAAP Financial Measures” below) in the first quarter of 2024 was $94.8 million, up 28% compared to $74.1 million in the first quarter of 2023. The increase was primarily due to strong results at Lugano. The Company no longer adds back management fees in its calculation of Adjusted EBITDA. Management fees incurred during the first quarter were $18.1 million.
Liquidity and Capital Resources
As of March 31, 2024, CODI had approximately $64.7 million in cash and cash equivalents, $46.0 million outstanding on its revolver, $382.5 million outstanding in term loans, $1.0 billion outstanding in 5.250% Senior Notes due 2029 and $300.0 million outstanding in 5.000% Senior Notes due 2032.
As of March 31, 2024, the Company had no significant debt maturities until 2027 and had net borrowing availability of approximately $551.6 million under its revolving credit facility.
First Quarter 2024 Distributions
On April 4, 2024, CODI’s Board declared a first quarter distribution of $0.25 per share on the Company's common shares. The cash distribution was paid on April 25, 2024, to all holders of record of common shares as of April 18, 2024.
The Board also declared a quarterly cash distribution of $0.453125 per share on the Company’s 7.250% Series A Preferred Shares (the “Series A Preferred Shares”). The distribution on the Series A Preferred Shares covers the period from, and including, January 30, 2024, up to, but excluding, April 30, 2024. The distribution for such period was payable on April 30, 2024, to all holders of record of Series A Preferred Shares as of April 15, 2024.
The Board also declared a quarterly cash distribution of $0.4921875 per share on the Company’s 7.875% Series B Preferred Shares (the “Series B Preferred Shares”). The distribution on the Series B Preferred Shares covers the period from, and including, January 30, 2024, up to, but excluding, April 30, 2024. The distribution for such period was payable on April 30, 2024, to all holders of record of Series B Preferred Shares as of April 15, 2024
The Board also declared a quarterly cash distribution of $0.4921875 per share on the Company’s 7.875% Series C Preferred Shares (the “Series C Preferred Shares”). The distribution on the Series C Preferred Shares covers the period from, and including, January 30, 2024, up to, but excluding, April 30, 2024. The distribution for such period was payable on April 30, 2024, to all holders of record of Series C Preferred Shares as of April 15, 2024.

2024 Outlook
As a result of the strong performance of the Company’s branded consumer subsidiaries, it is raising its outlook for Subsidiary Adjusted EBITDA by $10 million. However, with the recent sale of Crosman, the Company is reducing its outlook by a similar amount. As a result, CODI expects its current subsidiaries, inclusive of The Honey Pot Co. as if it owned it from January 1, 2024, and excluding Crosman, to produce Subsidiary Adjusted EBITDA (see “Note Regarding Use of Non-GAAP Financial Measures” below) for the full year 2024 of between $480 million and $520 million. Of this range, CODI expects its Branded Consumer vertical to produce $355 million to $385 million and its Industrial vertical to produce $125 million to $135 million. This estimate is based on the summation of the Company’s expectations for its current subsidiaries in 2024, and is absent additional acquisitions or divestitures, and excludes corporate expenses such as interest expense, management fees paid by CODI and corporate overhead.
Inclusive of the strong performance of the Company’s branded consumer subsidiaries and the sale of Crosman, CODI expects to earn Adjusted EBITDA (see “Note Regarding Use of Non-GAAP Financial Measures” below), which includes management fees and corporate expenses, of $390 million to $430 million for the full year 2024. Adjusted EBITDA only includes results from The Honey Pot Co. from the date of acquisition.

In addition, the Company is raising its Adjusted Earnings guidance and now expects to earn between $148 million and $163 million ($145-$160 million previously) (see “Note Regarding Use of Non-GAAP Financial Measures” below) for the full year 2024. The increased range includes the outperformance of CODI’s Branded Consumer subsidiaries in the first quarter of 2024, the sale of Crosman, and the interest savings on its outstanding floating rate debt as a result of the use of proceeds from the Crosman sale to pay down its revolver balance outstanding.

In reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K, CODI has not reconciled 2024 Subsidiary Adjusted EBITDA, 2024 Adjusted EBITDA or 2024 Adjusted Earnings to their comparable GAAP measure because it does not provide guidance on Income (Loss) from Continuing Operations or Net Income (Loss) or the applicable reconciling items as a result of the uncertainty regarding, and the potential variability of, these items. For the same reasons, CODI is unable to address the probable significance of the unavailable information, which could be material to future results.
Conference Call
In conjunction with this announcement, CODI will host a conference call on May 1, 2024, at 5:00 p.m. E.T. / 2:00 p.m. PT with the Company’s Chief Executive Officer, Elias Sabo, Chief Financial Officer, Ryan Faulkingham, and Compass Group Management’s Chief Operating Officer, Pat Maciariello. A live webcast of the call will be available on the Investor Relations section of CODI’s website. To access the call by phone, please go to this link (registration link) and you will be provided with dial in details. To avoid delays, we encourage participants to dial into the conference call 15 minutes ahead of the scheduled start time. A replay of the webcast will also be available for a limited time on the Company’s website.
Note Regarding Use of Non-GAAP Financial Measures
Adjusted EBITDA and Adjusted Earnings are non-GAAP measures used by the Company to assess its performance. We have reconciled Adjusted EBITDA to Income (Loss) from Continuing Operations and Adjusted Earnings to Net Income (Loss) on the attached schedules. We consider Income (Loss) from Continuing Operations to be the most directly comparable GAAP financial measure to Adjusted EBITDA and Net Income (Loss) to be the most directly comparable GAAP financial measure to Adjusted Earnings. We believe that Adjusted EBITDA and Adjusted Earnings provides useful information to investors and reflect important financial measures as each excludes the effects of items which reflect the impact of long-term investment decisions, rather than the performance of near-term operations. When compared to Net Income (Loss) and Income (Loss) from Continuing Operations, Adjusted Earnings and Adjusted

EBITDA, respectively, are each limited in that they do not reflect the periodic costs of certain capital assets used in generating revenues of our businesses or the non-cash charges associated with impairments, as well as certain cash charges. The presentation of Adjusted EBITDA allows investors to view the performance of our businesses in a manner similar to the methods used by us and the management of our businesses, provides additional insight into our operating results and provides a measure for evaluating targeted businesses for acquisition. The presentation of Adjusted Earnings provides insight into our operating results and provides a measure for evaluating earnings from continuing operations available to common shareholders.
Pro forma net sales is defined as net sales including the historical net sales relating to the pre-acquisition periods of The Honey Pot Co., assuming that the Company acquired The Honey Pot Co. on January 1, 2023. We have reconciled pro forma net sales to net sales, the most directly comparable GAAP financial measure, on the attached schedules. We believe that pro forma net sales is useful information for investors as it provides a better understanding of sales performance, and relative changes thereto, on a comparable basis. Pro forma net sales is not necessarily indicative of what the actual results would have been if the acquisition had in fact occurred on the date or for the periods indicated nor does it purport to project net sales for any future periods or as of any date.
Adjusted EBITDA, Adjusted Earnings and pro forma net sales are not meant to be a substitute for GAAP measures and may be different from or otherwise inconsistent with non-GAAP financial measures used by other companies.
About Compass Diversified
Since its IPO in 2006, CODI has consistently executed on its strategy of owning and managing a diverse set of highly defensible, middle-market businesses across the industrial, branded consumer, and healthcare sectors. CODI leverages its permanent capital base, long-term disciplined approach, and actionable expertise to maintain controlling ownership interests in each of its subsidiaries, maximizing its ability to impact long-term cash flow generation and value creation. CODI provides both debt and equity capital for its subsidiaries, contributing to their financial and operating flexibility. CODI utilizes the cash flows generated by its subsidiaries to invest in the long-term growth of the Company and has consistently generated strong returns through its culture of transparency, alignment, and accountability. For more information, please visit compassdiversified.com.

Forward Looking Statements
Certain statements in this press release may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements as to our future performance or liquidity, such as expectations regarding our results of operations and financial condition, our 2024 Subsidiary Adjusted EBITDA, our 2024 Adjusted EBITDA, our 2024 Adjusted Earnings, our pending acquisitions and divestitures, and other statements with regard to the future performance of CODI. We may use words such as “plans,” “anticipate,” “believe,” “expect,” “intend,” “will,” “should,” “may,” “seek,” “look,” and similar expressions to identify forward-looking statements. The forward-looking statements contained in this press release involve risks and uncertainties. Actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth in “Risk Factors” and elsewhere in CODI’s annual report on Form 10-K and its quarterly reports on Form 10-Q. Other factors that could cause actual results to differ materially include: changes in the economy, financial markets and political environment, including changes in inflation and interest rates; risks associated with possible disruption in CODI’s operations or the economy generally due to terrorism, war, natural disasters or social, civil and political unrest; future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities); environmental risks affecting the business or operations of our subsidiaries; disruption in the global supply chain, labor shortages and high labor costs; our business prospects and the prospects of our subsidiaries; the impact of, and ability to successfully complete and integrate, acquisitions that we may make; the ability to successfully complete when we’ve executed divestitures agreements; the dependence of our future success on the general economy and its impact on the industries in which we operate; the ability of our subsidiaries to achieve their objectives; the adequacy of our cash resources and working capital; the timing of cash flows, if any, from the operations of our subsidiaries; and other considerations that may be disclosed from time to time in CODI’s publicly disseminated documents and filings. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. Although, except as required by law, CODI undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that CODI may make directly to you or through reports that it in the future may file with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Investor Relations
Compass Diversified
irinquiry@compassdiversified.com

Gateway Group
Cody Slach
949.574.3860
CODI@gateway-grp.com

Media Relations
Compass Diversified
mediainquiry@compassdiversified.com

The IGB Group
Leon Berman
212-477-8438
lberman@igbir.com

Compass Diversified Holdings
Condensed Consolidated Balance Sheets

	March 31, 2024	December 31, 2023
(in thousands)	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$64,715	$450,477
Accounts receivable, net	338,310	318,241
Inventories, net	788,809	740,387
Prepaid expenses and other current assets	126,764	94,715
Total current assets	1,318,598	1,603,820
Property, plant and equipment, net	191,869	192,562
Goodwill	1,023,024	901,428
Intangible assets, net	1,145,439	923,905
Other non-current assets	186,099	195,266
Total assets	$3,865,029	$3,816,981

Liabilities and stockholders’ equity
Current liabilities
Accounts payable and accrued expenses	$258,073	$250,868
Due to related party	17,202	16,025
Current portion, long-term debt	10,000	10,000
Other current liabilities	37,681	35,465
Total current liabilities	322,956	312,358
Deferred income taxes	139,861	120,131
Long-term debt	1,705,982	1,661,879
Other non-current liabilities	202,019	203,232
Total liabilities	2,370,818	2,297,600
Stockholders' equity
Total stockholders' equity attributable to Holdings	1,251,271	1,326,750
Noncontrolling interest	242,940	192,631
Total stockholders' equity	1,494,211	1,519,381
Total liabilities and stockholders’ equity	$3,865,029	$3,816,981

Compass Diversified Holdings
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended March 31,
(in thousands, except per share data)	2024	2023
Net sales	$524,290	$483,933
Cost of sales	282,463	278,869
Gross profit	241,827	205,064
Operating expenses:
Selling, general and administrative expense	150,714	130,264
Management fees	18,067	16,270
Amortization expense	26,288	23,973
Impairment expense	8,182	—
Operating income	38,576	34,557
Other income (expense):
Interest expense, net	(23,575)	(26,180)
Amortization of debt issuance costs	(1,005)	(1,005)
Other income (expense), net	(2,874)	1,160
Net income from continuing operations before income taxes	11,122	8,532
Provision for income taxes	8,686	6,920
Income from continuing operations	2,436	1,612
Income from discontinued operations, net of income tax	—	10,000
Gain on sale of discontinued operations	3,345	97,989
Net income	5,781	109,601
Less: Net income from continuing operations attributable to noncontrolling interest	7,429	4,171
Less: Net income from discontinued operations attributable to noncontrolling interest	—	33
Net income (loss) attributable to Holdings	$(1,648)	$105,397

Amounts attributable to Holdings
Loss from continuing operations	$(4,993)	$(2,559)
Income from discontinued operations	—	9,967
Gain on sale of discontinued operations, net of income tax	3,345	97,989
Net income (loss) attributable to Holdings	$(1,648)	$105,397

Basic income (loss) per common share attributable to Holdings
Continuing operations	$(0.89)	$(0.19)
Discontinued operations	0.04	1.48
	$(0.85)	$1.29

Basic weighted average number of common shares outstanding	75,274	72,178

Cash distributions declared per Trust common share	$0.25	$0.25

Compass Diversified Holdings
Net Income (Loss) to Non-GAAP Adjusted Earnings and Non-GAAP Adjusted EBITDA
(Unaudited)

	Three Months Ended March 31,
(in thousands)	2024	2023
Net income	$5,781	$109,601
Income from discontinued operations, net of tax	—	10,000
Gain on sale of discontinued operations, net of tax	3,345	97,989
Net income from continuing operations	$2,436	$1,612
Less: income from continuing operations attributable to noncontrolling interest	7,429	4,171
Net loss attributable to Holdings - continuing operations	$(4,993)	$(2,559)
Adjustments:
Distributions paid - preferred shares	(6,045)	(6,045)
Amortization expense - intangibles and inventory step up	29,114	25,148
Impairment expense	8,182	—
Stock compensation	4,330	1,641
Acquisition expenses	3,479	—
Integration services fee	—	1,187
Other	274	432
Adjusted Earnings	$34,341	$19,804
Plus (less):
Depreciation expense	10,892	11,155
Income tax provision	8,686	6,920
Interest expense	23,575	26,180
Amortization of debt issuance costs	1,005	1,005
Income from continuing operations attributable to noncontrolling interest	7,429	4,171
Distributions paid - preferred shares	6,045	6,045
Other (income) expense	2,874	(1,160)
Adjusted EBITDA	$94,847	$74,120

Compass Diversified Holdings
Net Income (Loss) from Continuing Operations to Non-GAAP Consolidated Adjusted EBITDA Reconciliation
Three Months Ended March 31, 2024
(Unaudited)

	Corporate	5.11	BOA	Ergobaby	Lugano	PrimaLoft	THP	Velocity Outdoor	Altor	Arnold	Sterno	Consolidated
Income (loss) from continuing operations	$(5,248)	$3,400	$3,351	$(1,831)	$20,204	$(1,313)	$(3,490)	$(15,973)	$693	$1,651	$992	$2,436
Adjusted for:
Provision (benefit) for income taxes	—	1,203	540	(1,310)	7,044	(80)	(1,167)	579	628	796	453	8,686
Interest expense, net	23,593	(3)	(3)	—	3	(2)	(22)	44	—	(35)	—	23,575
Intercompany interest	(39,938)	3,526	5,492	2,123	11,758	4,616	1,996	3,218	2,009	1,700	3,500	—
Depreciation and amortization	254	5,873	5,438	2,185	2,347	5,327	5,138	3,276	4,085	2,153	4,935	41,011
EBITDA	(21,339)	13,999	14,818	1,167	41,356	8,548	2,455	(8,856)	7,415	6,265	9,880	75,708
Other (income) expense	(39)	(34)	75	(5)	76	—	(17)	(297)	3,236	52	(173)	2,874
Noncontrolling shareholder compensation	—	534	1,429	259	504	680	145	194	252	4	329	4,330
Impairment expense	—	—	—	—	—	—	—	8,182	—	—	—	8,182
Acquisition expenses	—	—	—	—	—	—	3,479	—	—	—	—	3,479
Other	—	—	—	—	—	—	90	—	—	—	184	274
Adjusted EBITDA	$(21,378)	$14,499	$16,322	$1,421	$41,936	$9,228	$6,152	$(777)	$10,903	$6,321	$10,220	$94,847

Compass Diversified Holdings
Net Income (Loss) from Continuing Operations to Non-GAAP Consolidated Adjusted EBITDA Reconciliation
Three Months Ended March 31, 2023
(Unaudited)

	Corporate	5.11	BOA	Ergobaby	Lugano	PrimaLoft	Velocity Outdoor	Altor	Arnold	Sterno	Consolidated
Income (loss) from continuing operations	$(14,212)	$2,150	$5,368	$(1,235)	$9,968	$(1,227)	$(4,501)	$2,701	$2,305	$295	$1,612
Adjusted for:
Provision (benefit) for income taxes	—	726	622	(551)	3,387	1,949	(1,455)	1,094	1,040	108	6,920
Interest expense, net	26,052	(1)	(2)	—	4	(2)	124	—	5	—	26,180
Intercompany interest	(31,467)	4,799	1,792	2,149	6,284	4,322	3,128	2,874	1,649	4,470	—
Depreciation and amortization	316	6,452	5,693	2,039	2,850	5,360	3,387	4,165	2,019	5,027	37,308
EBITDA	(19,311)	14,126	13,473	2,402	22,493	10,402	683	10,834	7,018	9,900	72,020
Other (income) expense	(128)	(77)	114	—	—	(104)	(675)	204	(2)	(492)	(1,160)
Noncontrolling shareholder compensation	—	252	664	312	395	(708)	230	316	9	171	1,641
Integration services fee	—	—	—	—	—	1,187	—	—	—	—	1,187
Other	—	—	—	—	—	—	—	—	—	432	432
Adjusted EBITDA	$(19,439)	$14,301	$14,251	$2,714	$22,888	$10,777	$238	$11,354	$7,025	$10,011	$74,120

Compass Diversified Holdings
Non-GAAP Adjusted EBITDA
(Unaudited)

	Three Months Ended March 31,
(in thousands)	2024	2023

Branded Consumer
5.11	$14,499	$14,301
BOA	16,322	14,251
Ergobaby	1,421	2,714
Lugano	41,936	22,888
PrimaLoft	9,228	10,777
The Honey Pot Co. (1)	6,152	—
Velocity Outdoor	(777)	238
Total Branded Consumer	$88,781	$65,169

Niche Industrial
Altor Solutions	10,903	11,354
Arnold Magnetics	6,321	7,025
Sterno	10,220	10,011
Total Niche Industrial	$27,444	$28,390
Corporate expense	(21,378)	(19,439)
Total Adjusted EBITDA	$94,847	$74,120

(1)	The above results for The Honey Pot Co. do not include management's estimate of Adjusted EBITDA, before the Company's ownership, of $3.9 million and $10.8 million, respectively, for the three months ended March 31, 2024 and March 31, 2023. The Honey Pot Co. was acquired on January 31, 2024.

Compass Diversified Holdings
Net Sales to Pro Forma Net Sales Reconciliation
(unaudited)

	Three Months Ended March 31,
(in thousands)	2024	2023

Net Sales	$524,290	$483,933
Acquisitions (1)	10,671	31,878
Pro Forma Net Sales	$534,961	$515,811
(1) Acquisitions reflects the net sales for The Honey Pot Co. on a pro forma basis as if the Company had acquired The Honey Pot Co. on January 1, 2023.

Compass Diversified Holdings
Subsidiary Pro Forma Net Sales
(unaudited)

	Three Months Ended March 31,
(in thousands)	2024	2023

Branded Consumer
5.11	$124,974	$124,452
BOA	42,903	37,986
Ergobaby	21,218	22,418
Lugano	103,039	63,887
PrimaLoft	22,541	24,529
The Honey Pot (1)	30,836	31,878
Velocity Outdoor	29,899	34,040
Total Branded Consumer	$375,410	$339,190

Niche Industrial
Altor Solutions	53,404	61,512
Arnold Magnetics	41,287	40,090
Sterno	64,860	75,019
Total Niche Industrial	$159,551	$176,621

Total Subsidiary Net Sales	$534,961	$515,811
(1) Net sales for The Honey Pot Co. are pro forma as if the Company had acquired this business on January 1, 2023.

Compass Diversified Holdings
Condensed Consolidated Cash Flows
(unaudited)

	Three Months Ended March 31,
(in thousands)	2024	2023

Net cash provided by (used in) operating activities	$(13,201)	$15,545
Net cash provided by (used in) investing activities	(382,478)	154,724
Net cash provided by (used in) financing activities	10,905	(178,446)
Foreign currency impact on cash	(989)	562
Net increase (decrease) in cash and cash equivalents	(385,763)	(7,615)
Cash and cash equivalents - beginning of the period(1)	450,478	61,271
Cash and cash equivalents - end of the period(2)	$64,715	$53,656

(1) Includes cash from discontinued operations of $4.7 million at January 1, 2023.
(2) Includes cash from discontinued operations of $3.8 million at March 31, 2023.

Compass Diversified Holding
Selected Financial Data - Cash Flows
(unaudited)

	Three Months Ended March 31,
(in thousands)	2024	2023

Changes in operating assets and liabilities	$(60,854)	$(36,892)
Purchases of property and equipment	$(7,747)	$(14,897)
Distributions paid - common shares	$(18,818)	$(18,051)
Distributions paid - preferred shares	$(6,045)	$(6,045)